     DISCOVERY COMMUNICATIONS REPORTS FULL YEAR AND FOURTH QUARTER 2009 RESULTS

Full Year 2009 Financial Highlights:

·	Revenues increased 2% to $3.52 billion

·	Adjusted OIBDA increased 12% to $1.46 billion

·	Net income available to Discovery stockholders increased to $552 million

·	Free Cash Flow increased 18% to $551 million

Silver Spring, Maryland – February 10, 2010: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the full year and fourth quarter ended December 31, 2009. The discussion below assumes the transaction between Discovery Holding Company (“DHC”), Discovery Communications Holding, LLC (“DCH”), and Advance/Newhouse Programming Partnership that resulted in Discovery becoming a public company occurred on January 1, 2008 and as such includes 100% of Discovery’s results.

David Zaslav, Discovery’s President and Chief Executive Officer, said, “The strength of Discovery’s performance throughout 2009 reflected the quality of our distribution platform and content assets and our focus on delivering real operating leverage. The affiliate fees we generate across the globe provided consistent resiliency throughout this past year, while the ratings growth across our networks and the value of our unique content enabled advertising to grow despite the weak environment. Our revenue growth, combined with thoughtful cost management, increased our operating efficiency, translating into double-digit Adjusted OIBDA (1) and free cash flow growth. As we look to 2010, we remain focused on further monetizing our ratings momentum in an improving advertising environment, continuing to strengthen our distribution platforms and relationships and, most importantly, delivering high quality content to our viewers."

Fourth Quarter Results

Fourth quarter revenues of $964 million increased $60 million, or 7%, over the fourth quarter a year ago as 22% growth at International Networks and 3% growth at U.S. Networks was partially offset by a $21 million or 30% decline at Commerce, Education and Other as a result of the transition to a new commerce licensing model. Adjusted Operating Income Before Depreciation and Amortization (1) (“OIBDA”) grew to $390 million, an increase of $28 million or 8% versus the fourth quarter a year ago, mainly driven by a 42% increase at International Networks partially offset by a 4% decline at U.S. Networks due to content impairment charges of $22 million. Adjusted OIBDA margin of 40% for the fourth quarter was in-line with the same period a year ago.

Fourth quarter net income available to Discovery Communications, Inc., stockholders of $155 million ($0.36 per diluted share) grew $49 million compared to $106 million ($0.25 per diluted share) for the fourth quarter a year ago. The increased results primarily reflect the growth in Adjusted OIBDA, lower restructuring and impairment charges and an increase in Other non-operating income, partially offset by a

(1) See the definition of Adjusted Operating Income Before Depreciation and Amortization on page 5.

$28 million expense in the current quarter from the change in the fair value of the mark-to-market share-based compensation, compared with a benefit of $22 million in the fourth quarter a year ago.

Free cash flow was $236 million for the fourth quarter, an increase of $108 million or 84% from the same period for 2008. Free cash flow is defined as cash flows from operating activities less acquisitions of property and equipment.

Full Year Results

Full year 2009 revenues of $3,516 million increased $73 million, or 2%, over 2008 revenues, primarily driven by 4% growth at U.S. Networks and 3% growth at International Networks. Adjusted OIBDA increased 12% to $1,464 million led by 8% growth at U.S. Networks and 16% growth at International Networks. Adjusted OIBDA margin for the full year increased to 42% from 38% in 2008.

Full year net income available to Discovery Communications, Inc. stockholders from continuing operations of $552 million ($1.30 per diluted share) grew $278 million versus $274 million ($0.85 per diluted share) a year ago. The increased results primarily reflect the higher Adjusted OIBDA, a net of tax gain on the sale of Discovery Kids channel and an increase in Other non-operating income, partially offset by a $205 million expense in the current year related to the change in the fair value of the mark-to-market share-based compensation, which was a benefit of $69 million in the prior year. 2008 net income also included $128 million of minority interest primarily associated with the Advanced Newhouse ownership prior to the transaction that resulted in Discovery Communications, Inc. becoming a public company.

Free cash flow was $551 million for the full year, an increase of $84 million or 18% from 2008. Free cash flow includes $108 million in taxes paid related to the sale of 50% of the Discovery Kids channel and $64 million of additional tax payments related to prior periods. Excluding these taxes, free cash flow for 2009 increased $256 million or 55% compared to the same period in 2008.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,

	2009	2008	Change	2009	2008	Change

Revenues:
U.S. Networks	$ 554	$536	3%	$ 2,142	$ 2,062	4%
International Networks	358	294	22%	1,189	1,158	3%
Commerce, Education, and Other	49	70	(30%)	176	196	(10%)
Corporate	3	4	(25%)	9	27	(67%)

Total Revenues	$ 964	$904	7%	$ 3,516	$ 3,443	2%

Adjusted OIBDA:
U.S. Networks	$ 289	$300	(4%)	$ 1,196	$ 1,111	8%
International Networks	152	107	42%	450	387	16%
Commerce, Education, and Other	9	11	(18%)	22	13	69%
Corporate	(60)	(56)	(7%)	(204)	(201)	(1%)

Total Adjusted OIBDA	$ 390	$362	8%	$ 1,464	$ 1,310	12%

U.S. Networks
(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,

	2009	2008	Change	2009	2008	Change

Revenues:
Distribution	$ 245	$236	4%	$ 982	$927	6%
Advertising	287	282	2%	1,082	1,058	2%
Other	22	18	22%	78	77	1%

Total Revenues	$ 554	$536	3%	$ 2,142	$2,062	4%

Adjusted OIBDA	$ 289	$300	(4%)	$ 1,196	$1,111	8%
Adjusted OIBDA Margin	52%	56%		56%	54%

Fourth Quarter Results

U.S. Networks’ revenue in the fourth quarter of 2009 increased 3% to $554 million. Distribution revenue grew 4% largely from higher rates and subscriber growth primarily from networks carried on the digital tier, partially offset by the absence of $10 million due to the removal of Discovery Kids following the sale of 50% of that entity on May 22, 2009. Excluding Discovery Kids from 2008 results, distribution revenue in the current quarter grew 8% compared with the fourth quarter a year ago. Advertising revenue increased 2% from higher cash sellouts as well as increased ratings.

Adjusted OIBDA decreased $11 million to $289 million reflecting the 3% revenue growth offset by 11% higher operating expenses primarily due to content impairment charges of $22 million in the current quarter. Operating expenses would have increased 2% excluding content impairment charges.

Full Year Results

U.S. Networks’ revenue for the full year 2009 increased 4% to $2,142 million mainly driven by distribution and advertising revenue growth. Distribution revenue grew 6% largely from higher rates, subscriber growth primarily from networks carried on the digital tier and lower launch-support amortization, partially offset by the absence of $20 million due to the removal of Discovery Kids from the consolidated results as well an $8 million one-time revenue item recorded in the second quarter of 2008. Adjusting for these items, distribution revenue grew 9% compared with 2008. Advertising revenue increased 2% as a result of higher ratings and increased pricing, partially offset by lower cash sellouts due to softness in the economy.

Adjusted OIBDA increased 8% to $1,196 million reflecting the 4% revenue growth and a 2% decline in operating expenses as lower selling and administrative costs were partially offset by increased programming costs, which included higher content impairment charges in 2009. Excluding content impairment charges in 2008 and 2009, as well as $20 million of increased costs during 2009 related to OWN, operating expenses would have decreased 5% as compared with 2008.

International Networks

(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,

	2009	2008	Change	2009	2008	Change

Revenues:
Distribution	$191	$165	16%	$ 731	$713	3%
Advertising	130	98	33%	345	336	3%
Other	37	31	19%	113	109	4%

Total Revenues	$358	$294	22%	$ 1,189	$1,158	3%

Adjusted OIBDA	$152	$107	42%	$ 450	$387	16%

Adjusted OIBDA Margin	42%	36%		38%	33%

Fourth Quarter Results

International Networks’ revenue for the fourth quarter increased 22% to $358 million as $19 million of favorable impact from foreign currency fluctuations contributed to advertising revenue growth of 33% and distribution revenue growth of 16%. Excluding the impact of foreign currency fluctuations, revenues increased 16% led by 24% advertising revenue growth primarily in the U.K., EMEA (Europe (excluding U.K.) Middle East and Africa) and Latin America from higher viewership and an increased subscriber base. Advertising revenue in the current quarter also included a $6 million benefit due to a settlement from a prior contract dispute at our U.K. operations. Affiliate revenue in local currency terms was up 10% during the fourth quarter mainly from subscriber growth in Latin America. The increase in Other revenue primarily reflects $6 million from programming sales.

Adjusted OIBDA increased 42% to $152 million as the 22% revenue increase more than offset a 10% increase in operating expenses. Excluding the impact of foreign currency, Adjusted OIBDA increased 44% reflecting 16% revenue growth, partially offset by a 1% rise in operating expenses as increased programming expenses were slightly offset by lower marketing and personnel costs.

Full Year Results

International Networks’ revenue for the full year 2009 increased 3% to $1,189 million, despite a $69 million unfavorable impact from foreign currency fluctuations, as distribution and advertising revenue each grew 3%. Excluding the impact of foreign currency fluctuations, revenues for the full year 2009 increased 10%, driven by 9% distribution revenue growth, primarily due to increased subscribers in Latin America, EMEA and Asia-Pacific. Advertising revenue in local currency terms increased 12%, primarily in the U.K., EMEA and Latin America from higher viewership due to ratings growth and an increased subscriber base, as well as from the $6 million benefit in the U.K from the settlement of a contract provision.

Adjusted OIBDA increased 16% to $450 million, despite a $20 million unfavorable impact from foreign currency fluctuations, reflecting the 3% revenue growth as well as a 5% decline in operating expenses. Excluding foreign currency fluctuations, Adjusted OIBDA increased 24% versus 2008 as the 10% revenue growth was partially offset by increased operating expenses of 2% as lower marketing and personnel costs were more than offset by increased programming expenses which included a content charge taken in the second quarter related to our Germany operations. Excluding this charge, operating expenses in 2009 increased only 1% in local currency terms compared with 2008.

Commerce, Education, and Other
(dollars in millions)	Three Months Ended December 31,			Twelve Months Ended December 31,

	2009	2008	Change	2009	2008	Change

Revenues	$49	$70	(30%)	$ 176	$196	(10%)
Adjusted OIBDA
	$9	$11	(18%)	$ 22	$13	69%
Adjusted OIBDA Margin	18%	16%		13%	7%

Fourth Quarter Results

Commerce, Education and Other fourth quarter revenue decreased 30% to $49 million primarily from $23 million of lower commerce revenues as a result of the transition to a new licensing model, partially offset by increased educational revenues from higher streaming volumes. Adjusted OIBDA decreased to $9 million as the revenue decline at commerce was mostly offset by lower operating costs as compared to prior year.

Full Year Results

Commerce, Education and Other full year 2009 revenue decreased 10% to $176 million primarily from $25 million of lower commerce revenues as a result of the transition to the new licensing model, and a decline in sound services, partially offset by $8 million of increased educational revenues from higher streaming volumes. Adjusted OIBDA increased $9 million to $22 million, primarily from an $8 million increase from Education and a $5 million increase from Commerce compared to the prior year.

Corporate

For the full year 2009 Adjusted OIBDA decreased $3 million due to lower revenue from a joint venture, whose primary sales were of the Planet Earth DVD, as well as a decline in personnel and consulting costs.

FULL YEAR 2010 OUTLOOK

For the full year ending December 31, 2010, Discovery Communications, Inc., expects total revenue between $3,625 million and $3,750 million, Adjusted OIBDA between $1,560 million and $1,640 million, and net income available to Discovery Communications, Inc. stockholders of $660 million to $725 million. Our outlook incorporates current foreign exchange rates for revenues and expenses and current share price for mark-to-market share-based compensation calculations.

NON-GAAP FINANCIAL MEASURES Adjusted OIBDA and Free Cash Flow

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and adjusted operating income before depreciation and amortization (“Adjusted OIBDA”). Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market share-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) impairment charges, and (vi) gains

(losses) on business and asset dispositions. The Company uses this measure to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses and also provides investors a measure to analyze the operating performance of each segment against historical data. The Company excludes mark-to-market share-based compensation, exit and restructuring charges, impairment charges, and gains (losses) on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility or non-recurring nature. The Company also excludes the amortization of deferred launch incentive payments because these payments are infrequent and the amortization does not represent cash payments in the current reporting period.

The Company defines free cash flow as cash provided by operations less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to shareholders.

Because Adjusted OIBDA and free cash flow are non-GAAP measures, they should be considered in addition to, but not as a substitute for, operating income, net income, cash flows provided by operating activities and other measures of financial performance reported in accordance with U.S. GAAP. Please review the supplemental financial schedules beginning on page 10 for reconciliations to GAAP measures.

OTHER ITEMS

The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. This recast reflects the adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 810, Consolidation (ASC 810).

Conference Call Information

Discovery Communications will host a conference call today at 8:30 a.m. EST to discuss its full year and fourth quarter 2009 results. To listen to the call, visit http://www.discoverycommunications.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its most recent Annual Report on Form 10-K filed with the SEC. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2010 outlook. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications	Investor Relations
Michelle Russo (240) 662-2901	Craig Felenstein (212) 548-5109
michelle_russo@discovery.com	craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; dollars in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2009	2008(a)	2009	2008(a)

Revenues:
Distribution	$436	$401	$1,713	$1,640
Advertising	418	382	1,428	1,396
Other	110	121	375	407

Total revenues	964	904	3,516	3,443

Costs of revenues, excluding depreciation and amortization listed
below	298	266	1,065	1,024
Selling, general and administrative	318	270	1,247	1,115
Depreciation and amortization	37	40	155	186
Restructuring and impairment charges	19	44	66	61
Gain on dispositions	-	-	(252)	-

	672	620	2,281	2,386

Operating income	292	284	1,235	1,057

Interest expense, net	(67)	(60)	(250)	(256)
Other non-operating income (expense), net	12	(43)	46	(47)

Income from continuing operations before income taxes	237	181	1,031	754
Provision for income taxes	(81)	(67)	(472)	(352)

Income from continuing operations, net of taxes	156	114	559	402
Income from discontinued operations, net of taxes	-	1	-	43

Net income	156	115	559	445
Less net loss (income) attributable to non-controlling interests	(1)	(9)	1	(128)

Net income attributable to Discovery Communications, Inc.	155	106	560	317

Stock dividends to preferred interests	-	-	(8)	-

Net income available to Discovery Communications, Inc.
stockholders	$155	$106	$552	$317

Amounts available to Discovery Communications, Inc. stockholders:
Income from continuing operations, net of taxes	$155	$105	$552	$274
Income from discontinued operations, net of taxes	-	1	-	43

Net income	$155	$106	$552	$317

Income per share from continuing operations available to Discovery
Communications, Inc. stockholders:
Basic	$0.36	$0.25	$1.30	$0.85

Diluted	$0.36	$0.25	$1.30	$0.85

Income per share from discontinued operations available to
Discovery Communications, Inc. stockholders:
Basic	$-	$-	$-	$0.13

Diluted	$-	$-	$-	$0.13

Net income per share available to Discovery Communications, Inc.
stockholders:
Basic	$0.36	$0.25	$1.30	$0.99

Diluted	$0.36	$0.25	$1.30	$0.98

Weighted average number of shares outstanding:
Basic	425	422	423	321

Diluted	429	422	425	322

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 6 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; dollars in millions)

	As of December 31,

	2009	2008(a)

ASSETS
Current assets:
Cash and cash equivalents	$623	$100
Receivables, net of allowances of $15 and $16, respectively	810	780
Content rights, net	76	73
Deferred income taxes	71	49
Prepaid expenses and other current assets	100	107

Total current assets	1,680	1,109

Noncurrent content rights, net	1,217	1,163
Property and equipment, net	411	395
Goodwill	6,433	6,891
Intangible assets, net	643	716
Other noncurrent assets	581	210

Total assets	$10,965	$10,484

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS
IN SUBSIDIARIES, AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$457	$421
Deferred revenues	91	93
Current portion of share-based compensation liabilities	117	8
Current portion of long-term debt	38	458
Other current liabilities	87	90

Total current liabilities	790	1,070

Long-term debt	3,457	3,331
Deferred income taxes	274	246
Other noncurrent liabilities	176	227

Total liabilities	4,697	4,874

Commitments and contingencies

Redeemable non-controlling interests in subsidiaries	49	49

Equity:
Preferred stock	2	2
Common stock	3	3
Additional paid-in capital	6,600	6,545
Accumulated deficit	(376)	(936)
Accumulated other comprehensive loss	(21)	(78)

Equity attributable to Discovery Communications, Inc.	6,208	5,536
Equity attributable to non-controlling interests	11	25

Total equity	6,219	5,561

Total liabilities, redeemable non-controlling interests in subsidiaries, and equity	$10,965	$10,484

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 6 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; dollars in millions)

	Twelve Months Ended December 31,

2009		2008(a)

OPERATING ACTIVITIES
Net income	$559	$445
Adjustments to reconcile net income to cash provided by operating activities:
Share-based compensation expense (benefit)	228	(66)
Depreciation and amortization	155	232
Impairment charges	32	30
Gains on dispositions	(252)	(76)
Gains on sales of investments	(15)	-
Deferred income taxes	(7)	190
Other noncash expenses, net	32	130
Changes in operating assets and liabilities, net of discontinued operations:
Receivables, net	(37)	(45)
Content rights, net	(55)	(145)
Accounts payable and accrued liabilities	40	(46)
Share-based compensation liabilities	(72)	(49)
Other, net	-	(31)

Cash provided by operating activities	608	569

INVESTING ACTIVITIES
Purchases of property and equipment	(57)	(102)
Net cash acquired from Newhouse Transaction	-	45
Business acquisitions, net of cash acquired	-	(8)
Proceeds from dispositions	300	139
Other investing activities, net	23	24

Cash provided by investing activities	266	98

FINANCING ACTIVITIES
Ascent Media Corporation spin-off	-	(356)
Net repayments of revolver loans	(315)	(125)
Borrowings from long-term debt, net of discount and issuance costs	970	-
Principal repayments of long-term debt	(1,012)	(257)
Principal repayments of capital lease obligations	(14)	(29)
Cash distributions to non-controlling interest	(13)	-
Proceeds from stock option exercises	28	-
Other financing activities, net	-	(7)

Cash used in financing activities	(356)	(774)

Effect of exchange rate changes on cash and cash equivalents	5	(2)

CHANGE IN CASH AND CASH EQUIVALENTS	523	(109)
Cash and cash equivalents of continuing operations, beginning of period	100	8
Cash and cash equivalents of discontinued operations, beginning of period	-	201

CASH AND CASH EQUIVALENTS, END OF PERIOD	$623	$100

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 6 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(Unaudited; dollars in millions)

		Three Months Ended December 31, 2009

	Adjusted
	Operating		Amortization of
	Income Before	Depreciation	Deferred	Mark-to-Market
	Depreciation and	and	Launch	Share-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income (loss)

U.S. Networks	$ 289	$ (7)	$ (5)	$ —	$ (9)	$268
International Networks	152	(9)	(9)	—	(9)	125
Commerce, Education, and Other	9	(2)	—	—	(1)	6
Corporate	(60)	(19)	—	(28)	—	(107)

Total	$ 390	$ (37)	$ (14)	$ (28)	$ (19)	$292

		Three Months Ended December 31, 2008

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Share-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income (loss)

U.S. Networks	$ 300	$ (16)	$ (8)	$ 3	$ (38)	$241
International Networks	107	(11)	(8)	—	(2)	86
Commerce, Education, and Other	11	(2)	—	—	(2)	7
Corporate	(56)	(11)	—	19	(2)	(50)

Total	$ 362	$ (40)	$ (16)	$ 22	$ (44)	$284

(a)	Total amount in 2009 represents asset impairment charges of $6 million and exit and restructuring charges of $13 million. Total amount in 2008 represents asset impairment charges of $30 million and exit and restructuring charges of $14 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(Unaudited; dollars in millions)

		Twelve Months Ended December 31, 2009

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Share-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income (loss)

U.S. Networks	$ 1,196	$ (30)	$(21)	$(1)	$ 215	$ 1,359
International Networks	450	(41)	(34)	—	(22)	353
Commerce, Education, and Other	22	(6)	—	—	(2)	14
Corporate	(204)	(78)	—	(204)	(5)	(491)

Total	$ 1,464	$ (155)	$(55)	$ (205)	$ 186	$ 1,235

		Twelve Months Ended December 31, 2008

	Adjusted
	Operating		Amortization of
	Income Before	Depreciation	Deferred	Mark-to-Market
	Depreciation and	and	Launch	Share-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income (loss)

U.S. Networks	$ 1,111	$ (56)	$(34)	$(4)	$ (51)	$ 966
International Networks	387	(43)	(41)	—	(2)	301
Commerce, Education, and Other	13	(9)	—	—	(6)	(2)
Corporate	(201)	(78)	—	73	(2)	(208)

Total	$ 1,310	$ (186)	$(75)	$69	(61)	$ 1,057

(a)	Total amount in 2009 represents the pre-tax gain on the sale of Discovery Kids of $252 million, asset impairment charges of $32 million and exit and restructuring charges of $34 million. Total amount in 2008 represents asset impairment charges of $30 million and exit and restructuring charges of $31 million.

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
		(Unaudited; dollars in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended December 31,			Twelve Months Ended December 31,

	2009	2008	Change	2009	2008	Change

Cash provided by operating activities	$250	$146	$104	$ 608	$569	$39
Acquisition of property and equipment	(14)	(18)	4	(57)	(102)	45

Free cash flow	$236	$128	$108	$ 551	$467	$84

RECONCILIATION OF 2010 OUTLOOK TO GAAP MEASURES

	Full Year 2010

Net income available to Discovery Communications, Inc. stockholders	$ 660	To	$725
Interest expense, net	235	To	220
Depreciation and amortization	140	To	130
Other expense, including amortization of deferred launch incentives, mark-to-market share-based	525	To	565
compensation, asset impairment, exit and restructuring costs, gain (loss) on business disposition, gain (loss) on sale of securities, equity earnings in unconsolidated affiliates, unrealized and realized gains and losses from derivatives, income tax expense, net loss (income) attributable to non-controlling interests, and stock dividends to preferred interests

Adjusted OIBDA	$ 1,560	To	$1,640

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(Unaudited; dollars in millions, except per share amounts)

BORROWINGS
	As of
	December 31, 2009

$1.6 billion Revolving Credit Facility, due October 2010		$-
$1.5 billion Term Loan B, due quarterly September 2007 to May 2014		1,463
$500 million Term Loan C, due quarterly June 2009 to May 2014		496
8.37% Senior Notes, semi-annual interest, due March 2011		220
8.13% Senior Notes, semi-annual interest, due September 2012		235
Floating Rate Senior Notes, semi-annual interest, due December 2012 (1.23 % at December 31, 2009)		90
6.01% Senior Notes, semi-annual interest, due December 2015		390
5.625% Senior Notes, semi-annual interest, due August 2019		500
Capital lease obligations		114

Total long-term debt		3,508
Unamortized discount		(13)

Long-term debt, net		3,495
Less: Current portion of long-term debt		38

Noncurrent portion of long-term debt		$3,457

SHARE—BASED COMPENSATION
		As of December 31, 2009

	Total Units	Weighted	Vested Units	Weighted
Long-Term	Outstanding	Average	Outstanding	Average
Incentive Plans	(in millions)	Exercise Price	(in millions)	Exercise Price

Discovery appreciation plan	12.4	$ 19.36	0.1	$ 21.64

Stock appreciation rights	3.1	14.48	0.5	14.47

Stock options	17.2	16.31	2.4	14.28

Total share-based compensation plans	32.7	$ 17.29	3.0	$ 14.56

NET OF TAX GAIN RECONCILIATION FOR DISCOVERY KIDS TRANSACTION

Pre-tax gain on sale of 50% of Discovery Kids	$ 252
Tax recorded on book gain	(93)
Tax recorded on goodwill allocated to the 50% of Discovery Kids sold	(81)
Tax recorded on step-up of book value for the retained 50% of Discovery Kids	(32)

Net of tax gain	$ 46

DISCOVERY COMMUNICATIONS, INC. SUPPLEMENTAL FINANCIAL DATA (Unaudited; dollars in millions)

IMPACT ON SELECT FINANCIAL ITEMS OF ADOPTING AMENDED STANDARDS IN ASC 810

		Year Ended December 31, 2009
	As Reported	Adjustment	Recast(a)

Revenues:
Distribution	$1,713	$(15)	$1,698
Advertising	1,428	(1)	1,427
Other	375	5	380

Total revenues	3,516	(11)	3,505

Costs of revenues	1,065	(7)	1,058
Selling, general and administrative	1,247	(28)	1,219
Other operating income, net	(31)	(6)	(37)

	2,281	(41)	2,240

Operating income	1,235	30	1,265

Interest expense, net	(250)	2	(248)
Other non-operating income, net	46	(33)	13

Income before income taxes	1,031	(1)	1,030
Provision for income taxes	(472)	-	(472)

Net income	559	(1)	558
Less net loss (income) attributable to non-controlling interests	1	(16)	(15)

Net income attributable to Discovery Communications, Inc.	560	(17)	543

Stock dividends to preferred interests	(8)	-	(8)

Net income available to Discovery Communications, Inc. stockholders	$552	$(17)	$535

(a)	Beginning in January 2010 Discovery will deconsolidate the OWN and Animal Planet Japan joint ventures due to the adoption of the amended accounting standards for interests in a variable interest entity included in ASC 810.

The above table reflects the impact of the adoption as if it had been effective January 1, 2009.